Exhibit 99.1

FOR IMMEDIATE RELEASE

LIGHTING SCIENCE GROUP RECEIVES PRELIMINARY ALLOCATION OF APPROXIMATELY

$18.8 MILLION IN FEDERAL ECONOMIC STIMULUS BONDS

Satellite Beach, Florida, April 26, 2010 – Lighting Science Group Corporation (LSCG.PK), a leading American maker and innovator of LED-based lighting, has been awarded a preliminary allocation of up to approximately $18.8 million in federal economic stimulus bonds to acquire and develop a research, development, engineering, design, and manufacturing facility in Brevard County, Florida that has the potential to create 832 new jobs. As a result of recent developments, Lighting Science Group has outgrown its current facility in Satellite Beach, Florida. A new facility will position the Company to expand its American LED lighting manufacturing capacity. The Company is looking at several locations to build or acquire a suitable facility of approximately 100,000 square feet.

The allocation of the tax-exempt private activity bonds was made by the Board of County Commissioners of Broward County, Florida and are granted pursuant to the American Recovery and Reinvestment Act of 2009. There are a number of contingencies that must be met before the bonds may be issued.

“From the International Space Station to the Times Square Ball to major cities, and now in homes, Lighting Science lighting products and lighting solutions are saving Americans money and increasing energy independence,” said Zach Gibler, Chief Executive Officer of Lighting Science Group Corporation. “Lighting Science LED lamps and luminaires are providing Americans the freedom to switch to environmentally friendly and energy efficient lighting solutions without sacrificing light quality. I want to thank President Obama, the Florida Congressional delegation, and the Brevard County Commission for providing Lighting Science Group an opportunity to grow our American workforce and increase our LED lighting manufacturing capacity.”

About Lighting Science

Lighting Science Group Corporation designs, develops, manufactures and markets LED lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. LSG offers retrofit LED lamps in form factors that match the form factor of traditional lamps or bulbs and LED luminaires for a range of applications including public and private infrastructure for both indoor and outdoor applications. LSG’s Custom Solutions business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. LSG is headquartered in Satellite Beach, Florida; LSG’s Custom Solutions business unit is based in Rancho Cordova, California; LSG’s European operations are based in Goes, The Netherlands; and, LSG has sales offices in Tokyo, Japan, Buckinghamshire, England and Sydney, Australia. More information about LSG is available at www.lsgc.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding the performance of LSG and the performance of LSG’s products using terminology such as “development,” “well positioned,” “leading,” “breakthrough,” “potential,” “success,” “will,” “should,” “expected,” “best in class,” “unparalleled,” “would,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “potential,” “opportunity,” “greater,” “preparing,” “excellent” or “extensive.” Such statements reflect the current view of LSG with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our Form 10-K’s, Form 10-Q’s and other Securities and Exchange Commission filings.

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